PROSPECTUS SUPPLEMENT NO. 10                    FILED PURSUANT TO RULE 424(b)(3)
TO THE PROSPECTUS DATED                        RELATING TO FORM S-3 REGISTRATION
DECEMBER 1, 2000                                         STATEMENT NO. 333-50036


                            DEVON ENERGY CORPORATION


                   760,000,000 PRINCIPAL AMOUNT AT MATURITY OF
             ZERO COUPON CONVERTIBLE SENIOR DEBENTURES DUE 2020 AND
                             SHARES OF COMMON STOCK
                   ISSUABLE UPON CONVERSION OF THE DEBENTURES

                  This Prospectus Supplement relates to the offering for resale of Devon's zero coupon convertible senior debentures due 2020 and the shares of Devon's common stock issuable upon conversion of the debentures.

                  The selling security holder table on pages 6-8 of the prospectus is amended by this supplement to add the following entities as selling security holders and to list the amount of the securities beneficially owned and being offered for sale by such security holders:

                                                                                                    SHARES OF
                                                             CONVERTIBLE DEBENTURES               COMMON STOCK
                                                     ------------------------------------         ---------------
                                                         HELD             OFFERED BY THIS         OFFERED BY THIS
                                                        BEFORE              PROSPECTUS              PROSPECTUS
SELLING SECURITY HOLDER                                OFFERING             SUPPLEMENT            SUPPLEMENT (1)
-----------------------                              ------------         ---------------         ---------------
Goldman Sachs and Company..........................  $  2,218,000           $ 2,218,000             12,774


(1) Assumes conversion of the full amount of debentures by each holder at the initial conversion rate of 5.7593 shares of common stock per $1,000 principal amount of debentures at maturity.


                   The Date of this Supplemental Prospectus is
                               September 23, 2002